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                                                                     Exhibit 2.2

       AMENDMENT NO. 1 DATED AS OF NOVEMBER 23, 1999 TO THE AGREEMENT AND
                             PLAN OF REORGANIZATION


         AMENDMENT NO. 1 DATED AS OF NOVEMBER 23, 1999 TO THE AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 21, 1999 (the "AGREEMENT"), by and among SIPEX Corporation, a Massachusetts corporation ("PARENT"); CAT Acquisition Corporation I, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"); Calogic, a California corporation ("CALOGIC"); and the undersigned stockholders of Calogic (the "STOCKHOLDERS"). Capitalized terms which are not otherwise defined herein shall have their respective meanings set forth in the Agreement.

         WHEREAS, pursuant to Section 12.8 of the Agreement, the parties hereto desire to amend the Agreement to make certain changes to the Agreement.

         Intending to be legally bound, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Parent, Merger Sub, Calogic and the Stockholders agree as follows:

         1. Section 2.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

         "(b) The maximum number of shares of Parent Common Stock to be issued in exchange for the acquisition of all Outstanding Calogic Shares and the assumption of all Outstanding Calogic Options will be 3,300,000, provided such maximum number shall be adjusted, as appropriate, for any stock split, stock dividend, reclassification, recapitalization or similar event. Such shares are herein referred to a the "Parent Merger Shares"."

         2. This Amendment No. 1 may be executed in several counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement.

         3. Except as amended hereby, the Agreement shall continue in full force and effect.




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                                Signature Page to
                                 Amendment No. 1


         IN WITNESS WHEREOF, Parent, Merger Sub, Calogic and the Stockholders have executed this Agreement as of the date first written above.

SIPEX CORPORATION

By: /s/ Frank R. DiPietro: Frank R. DiPietro
    ----------------------------------------
       Title: Executive Vice
               President/CFO

                                          CALOGIC

                                          By: /s/ Manuel Del Arroz
                                              ----------------------------------
                                                 Title: President


CAT Acquisition Corporation I

By: /s/ Frank R. DiPietro: Frank R. DiPietro
    ----------------------------------------
       Title: Executive Vice
               President/CFO


STOCKHOLDERS:

Name of Stockholder: /s/  Manuel Del Arroz
                     -------------------------

By: __________________________
       Title, if any:


Name of Stockholder: Dan Del Arroz  /s/ Dan Del Arroz
                     --------------------------------

By: __________________________
       Title, if any:


Name of Stockholder: /s/ Edward Morris
                     -------------------------

By: __________________________
       Title, if any: